Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478

HEALTHCARE TRUST OF AMERICA, INC. REPORTS FIRST QUARTER 2019 EARNINGS
Scottsdale, Arizona (April 25, 2019) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the three months ended March 31, 2019.

First Quarter 2019 Highlights

•
Net Income Attributable to Common Stockholders increased $3.6 million, to $13.4 million, compared to Q1 2018. Earnings per diluted share increased $0.01, to $0.06 per diluted share, compared to Q1 2018.

•
Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $82.9 million, or $0.40 per diluted share, for Q1 2019. Due to the adoption of Topic 842, initial direct costs are now reported in general and administrative expenses. For Q1 2018, we capitalized approximately $1.3 million of initial direct costs.

•	Normalized FFO was $83.1 million, or $0.40 per diluted share, for Q1 2019.

•	Normalized Funds Available for Distribution (“FAD”) was $73.2 million for Q1 2019.

•	Same-Property Cash Net Operating Income (“NOI”) increased $3.0 million, or 2.7%, to $112.4 million, compared to Q1 2018.

•
Leasing: HTA’s portfolio had a leased rate of 91.8% by gross leasable area (“GLA”) and an occupancy rate of 90.6% by GLA for Q1 2019. During Q1 2019, HTA executed 1.1 million square feet of GLA of new and renewal leases. Re-leasing spreads increased to 5.9% and tenant retention for the Same-Property portfolio was 86% by GLA for Q1 2019.

Balance Sheet and Capital Markets

•
Balance Sheet: HTA ended Q1 2019 with total liquidity of $1.1 billion, inclusive of $61.1 million of cash and cash equivalents, resulting in total leverage of (i) 29.3%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.6x, measured as debt less cash and cash equivalents to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”).

•	Stock Repurchase Plan: During Q1 2019, HTA repurchased 345,786 shares of its common stock totaling approximately $8.5 million, at an average price of $24.65 per share.

Noteworthy Q1 2019 Activities

•
Investments: In Q1 2019, HTA invested approximately $18.8 million to acquire a medical office building (“MOB”) in Westport, Connecticut. In addition, as of April 25, 2019, HTA has an additional $70 million of investments that have closed or are under exclusive contract. These MOBs are located in HTA’s existing key markets and will be operated by our asset management and leasing platform. Altogether, these MOBs have a year one capitalization rate of over 5.7%, excluding potential synergies from our full-service operating platform. These investments remain subject to customary closing conditions.

•
Forest Park Update: In February 2019, it was announced that HCA - Medical City Dallas will open Medical City Heart Hospital and Medical City Spine Hospital this fall on HTA’s Forest Park Dallas campus. These hospitals are destination hospitals for highly specialized advanced cardiovascular and spine care consisting of the only dedicated cardiac emergency room in Dallas. In addition, HTA ended Q1 2019 with a total leased rate of approximately 93% for its Forest Park portfolio.

•
Dividends: On April 25, 2019, HTA’s Board of Directors announced a quarterly cash dividend of $0.310 per share of common stock and per OP Unit. The quarterly dividend is to be paid on July 11, 2019 to stockholders of record of its common stock and holders of its OP Units on July 3, 2019.

Impact of Topic 842 Leases

•
The Financial Accounting Standards Board issued Topic 842, which was effective for HTA as of January 1, 2019. Topic 842 modifies the treatment of initial direct costs, which historically under Topic 840 have been capitalized upon meeting criteria provided for in the applicable guidance. Topic 842 also eliminates the accounting recognition of expenses paid directly by tenants and moves certain bad debt costs from expense to revenue. In Q1 2018, HTA capitalized $1.3 million of initial direct leasing costs that would now be expensed. In addition, HTA recognized $3.6 million of tenant paid property taxes in both revenues and expenses and a nominal amount of bad debt costs recognized in expenses.

2019 Guidance
For 2019, HTA reaffirms the following guidance ranges (in millions, except per share data):

	Annual Expectations
	Low	to	High
Net income attributable to common stockholders per share	$0.33		$0.36

Same-Property Cash NOI	2.0%		3.0%

FFO per share, as defined by NAREIT	$1.61		$1.66

Normalized FFO per share	$1.62		$1.67

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of MOBs in the United States, comprising approximately 23.2 million square feet of GLA, with $6.8 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level.
Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our 2018 Annual Report on Form 10-K and in our filings with the SEC.
Conference Call
HTA will host a conference call and webcast on Friday, April 26, 2019 at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to review its financial performance and operating results for the three months ended March 31, 2019.
Conference Call and Webcast Details:
Domestic Dial-In Number: (877) 507-6265
International Dial-In Number: (412) 902-6633
Canada Dial-In Number: (855) 669-9657
Webcast: www.htareit.com under the Investor Relations tab
Replay Conference Call Details:
Domestic Dial-In Number: (877) 344-7529
International Dial-In Number: (412) 317-0088
Canada Dial-In Number: (855) 669-9658
Conference ID: 10130087
Available April 26, 2019 (one hour after the end of the conference call) to May 26, 2019 at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time)

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Real estate investments:
Land	$483,848	$481,871
Building and improvements	5,807,582	5,787,152
Lease intangibles	596,568	599,864
Construction in progress	6,541	4,903
	6,894,539	6,873,790
Accumulated depreciation and amortization	(1,264,637)	(1,208,169)
Real estate investments, net	5,629,902	5,665,621
Investment in unconsolidated joint venture	67,072	67,172
Cash and cash equivalents	61,073	126,221
Restricted cash	7,402	7,309
Receivables and other assets, net	221,202	223,415
Right-of-use assets, net	243,446	—
Other intangibles, net	12,457	98,738
Total assets	$6,242,554	$6,188,476
LIABILITIES AND EQUITY
Liabilities:
Debt	$2,541,619	$2,541,232
Accounts payable and accrued liabilities	139,462	185,073
Security deposits, prepaid rent and other liabilities	42,044	59,567
Lease liabilities	197,313	—
Intangible liabilities, net	40,820	61,146
Total liabilities	2,961,258	2,847,018
Commitments and contingencies
Redeemable noncontrolling interests	6,520	6,544
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 205,099,708 and 205,267,349 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	2,051	2,053
Additional paid-in capital	4,517,961	4,525,969
Accumulated other comprehensive (loss) income	(75)	307
Cumulative dividends in excess of earnings	(1,322,443)	(1,272,305)
Total stockholders’ equity	3,197,494	3,256,024
Noncontrolling interests	77,282	78,890
Total equity	3,274,776	3,334,914
Total liabilities and equity	$6,242,554	$6,188,476

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Rental income	$168,875	$175,567
Interest and other operating income	91	94
Total revenues	168,966	175,661
Expenses:
Rental	51,468	56,022
General and administrative	11,290	8,786
Transaction	40	191
Depreciation and amortization	69,481	70,392
Interest expense	23,970	26,253
Impairment	—	4,606
Total expenses	156,249	166,250
Loss on sale of real estate, net	(37)	—
Income from unconsolidated joint venture	486	570
Other income	535	35
Net income	$13,701	$10,016
Net income attributable to noncontrolling interests	(261)	(214)
Net income attributable to common stockholders	$13,440	$9,802
Earnings per common share - basic:
Net income attributable to common stockholders	$0.07	$0.05
Earnings per common share - diluted:
Net income attributable to common stockholders	$0.06	$0.05
Weighted average common shares outstanding:
Basic	205,080	205,069
Diluted	208,999	209,177
Dividends declared per common share	$0.310	$0.305

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$13,701	$10,016
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,528	68,303
Share-based compensation expense	3,389	3,507
Impairment	—	4,606
Income from unconsolidated joint venture	(486)	(570)
Distributions from unconsolidated joint venture	750	—
Loss on sale of real estate, net	37	—
Changes in operating assets and liabilities:
Receivables and other assets, net	2,546	9,277
Accounts payable and accrued liabilities	(40,402)	(30,780)
Prepaid rent and other liabilities	2,492	(3,479)
Net cash provided by operating activities	48,555	60,880
Cash flows from investing activities:
Investments in real estate	(18,592)	(11,887)
Development of real estate	(2,014)	(13,235)
Proceeds from the sale of real estate	1,193	—
Capital expenditures	(16,815)	(17,417)
Collection of real estate notes receivable	181	172
Net cash used in investing activities	(36,047)	(42,367)
Cash flows from financing activities:
Payments on secured mortgage loans	(587)	(1,598)
Security deposits	—	52
Repurchase and cancellation of common stock	(11,926)	(2,709)
Dividends paid	(63,686)	(62,546)
Distributions paid to noncontrolling interest of limited partners	(1,364)	(1,334)
Net cash used in financing activities	(77,563)	(68,135)
Net change in cash, cash equivalents and restricted cash	(65,055)	(49,622)
Cash, cash equivalents and restricted cash - beginning of period	133,530	118,560
Cash, cash equivalents and restricted cash - end of period	$68,475	$68,938

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net income	$13,701	$10,016
General and administrative expenses	11,290	8,786
Transaction expenses	40	191
Depreciation and amortization expense	69,481	70,392
Impairment	—	4,606
Interest expense	23,970	26,253
Loss on sale of real estate, net	37	—
Income from unconsolidated joint venture	(486)	(570)
Other income	(535)	(35)
NOI	$117,498	$119,639
NOI percentage growth	(1.8)%

NOI	$117,498	$119,639
Straight-line rent adjustments, net	(3,258)	(3,166)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	234	99
Notes receivable interest income	(27)	(36)
Cash NOI	$114,447	$116,536
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(783)	(5,000)
Redevelopment Cash NOI	(269)	(820)
Intended for sale Cash NOI	(946)	(1,251)
Same-Property Cash NOI (1)	$112,449	$109,465
Same-Property Cash NOI percentage growth	2.7%

(1) Same-Property includes 412 buildings for the three months ended March 31, 2019 and 2018.
NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; and (iii) notes receivable interest income. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) is actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net income attributable to common stockholders	$13,440	$9,802
Depreciation and amortization expense related to investments in real estate	68,926	69,856
Loss on sale of real estate, net	37	—
Impairment	—	4,606
Proportionate share of joint venture depreciation and amortization	472	351
FFO attributable to common stockholders	$82,875	$84,615
Transaction expenses	40	191
Noncontrolling income from OP units included in diluted shares	233	181
Normalized FFO attributable to common stockholders	$83,148	$84,987
Non-cash compensation expense	3,389	3,479
Straight-line rent adjustments, net	(3,258)	(3,166)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	332	751
Deferred revenue - tenant improvement related and other income	(1)	(66)
Amortization of deferred financing costs and debt discount/premium, net	1,405	1,289
Recurring capital expenditures, tenant improvements and leasing commissions	(11,862)	(11,350)
Normalized FAD attributable to common stockholders	$73,153	$75,924

Net income attributable to common stockholders per diluted share	$0.06	$0.05
FFO adjustments per diluted share, net	0.34	0.35
FFO attributable to common stockholders per diluted share	$0.40	$0.40
Normalized FFO adjustments per diluted share, net	0.00	0.01
Normalized FFO attributable to common stockholders per diluted share	$0.40	$0.41

Weighted average diluted common shares outstanding	208,999	209,177
HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) noncontrolling income or loss from OP Units included in diluted shares; and (iv) other normalizing items, which include items that are unusual and infrequent in nature. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs.
HTA also computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.
HTA presents these non-GAAP financial measures because it considers them important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. These non-GAAP financial measures should not be considered as alternatives to net income or loss attributable to common stockholders (computed in accordance with GAAP) as indicators of its financial performance. FFO and Normalized FFO is not indicative of cash available to fund cash needs. These non-GAAP financial measures should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
NET DEBT TO ADJUSTED EBITDAre
(Unaudited and in thousands)

	Three Months Ended
	March 31, 2019
Net income	$13,701
Interest expense	23,970
Depreciation and amortization expense	69,481
Loss on sale of real estate, net	(37)
Proportionate share of joint venture depreciation and amortization	472
EBITDAre	$107,661
Transaction expenses	40
Non-cash compensation expense	3,389
Pro forma impact of acquisitions/dispositions	83
Adjusted EBITDAre	$111,173

Adjusted EBITDAre, annualized	$444,692

As of March 31, 2019:
Debt	$2,541,619
Less: cash and cash equivalents	61,073
Net Debt	$2,480,546

Net Debt to Adjusted EBITDAre	5.6	x
As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) and the proportionate share of joint venture depreciation and amortization.
Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined above) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing items. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt.